                                                                    Exhibit 99.1

                                                  IR CONTACT:
                                                  David Waldman/Jody Burfening
                                                  Lippert/Heilshorn & Associates
                                                  dwaldman@lhai.com
                                                  (212) 838-3777

FOR IMMEDIATE RELEASE

                 GLOBALOPTIONS GROUP AGREES TO ACQUIRE CBR, INC.
                      ACQUISITION EXPANDS SERVICE OFFERINGS
        COMPLETES $7.5 MILLION PRIVATE PLACEMENT TO FUND GROWTH STRATEGY

NEW YORK - JUNE 27, 2005 - GLOBALOPTIONS  GROUP,  INC. (OTCBB:  GLOI), a leading provider of domestic and international risk mitigation services, today announced that it has  entered  into a  definitive  agreement  to  acquire  privately-held
Confidential Business Resources, Inc. (CBR), based in Nashville, Tenn., for $5.0 million and the assumption of certain liabilities.  Simultaneously,  the company completed a private placement  investment for gross proceeds of $7.5 million, to fund the acquisition and provide additional growth capital.

CBR  specializes  in  intelligence  gathering,  surveillance  and  investigation services for major insurance carriers, third-party administrators,  self-insured companies,  insurance defense law firms, and multi-national organizations.  With over 60  licensed  investigators  across  the  United  States  and a network  of international  affiliates,  CBR provides  customized services to reduce risk and minimize their clients'  exposure to litigation  around the world.  In 2004, CBR generated more than $8.6 million in revenue.

"Heightened global security threats are creating greater demand for domestic and international risk mitigation  services.  At GlobalOptions,  we are committed to meeting this need, and building the leading  integrated risk mitigation  company and  dominant  brand  within the highly  fragmented  multi-billion  dollar  risk mitigation industry," stated Dr. Harvey W. Schiller,  chairman of GlobalOptions.
"CBR has a strong  reputation  within the  investigations  industry,  led by its highly regarded founder Halsey Fischer, who will assume the role of president of our  investigations  division.  The  acquisition  of CBR  also  complements  the exceptional  team we have built out of our Washington  D.C.  office,  led by Dr.
Neil Livingstone and Thomas Ondeck--two of the nation's  preeminent  authorities on corporate risk  assessment and crisis  management.  Acquiring CBR illustrates our strategy of acquiring premier brands and talented  personnel within the risk mitigation  industry that expand the breadth of services we currently  offer our clients."

Effective  June 24, 2005,  the company has also merged with  Creative  Solutions with Art,  Inc., a publicly  traded  company.  Under the terms of the agreement,
Creative  Solutions has issued to GlobalOptions  shareholders  approximately 9.9 million  shares and options to purchase an  additional  2.6 million  shares.  In
addition,   the  private  placement  investors  will  receive  preferred  shares convertible  into  3.8  million  common  shares  and  warrants  to  purchase  an additional  900,000 common shares.  Following the merger and private  placement, the company will have approximately 24.3 million fully diluted shares, including all options and  warrants.  Verus  International  acted as strategic  advisor to
GlobalOptions   in   connection   with  the   merger.   Effective   immediately,
GlobalOptions'  shares will trade on the  Over-the-Counter  (OTC) Bulletin Board under the ticker symbol GLOI.

Dr.  Schiller  continued,  "With our financing in place and platform as a public company, we now have the capital structure to support our near-term growth plans through  strategic  acquisitions and organic growth.  We look forward to driving organic growth among the acquired  companies  through our strong management team
noted  for  its  entrepreneurial  and  innovative   leadership  style,  and  our
world-renowned advisors.  Additionally, we plan to eliminate redundant costs and back-office  responsibilities  among the acquired  companies,  enabling  them to focus on customer addition and retention.  We have already identified additional
potential   acquisition  targets  that  would  enable  us  to  deliver  expanded capabilities,  products and services designed to meet the ever increasing demand for risk  mitigation by domestic and global  corporations,  governments and high profile  individuals.  I'm confident these new and existing  opportunities offer
GlobalOptions excellent prospects for rapid growth."

The securities  sold by  GlobalOptions  in the private  placement and the merger have not been registered under the Securities Act of 1933 and may not be sold in the United  States  absent  registration  or an  applicable  exemption  from the registration requirements of the Securities Act.

ABOUT GLOBALOPTIONS GROUP, INC.
GlobalOptions  Group,  with main  offices  in New York and  Washington  DC, is a provider  of high-end  risk  mitigation  services  to Fortune 500  corporations, governmental  organizations and high-profile  individuals  throughout the world.
GlobalOptions'  risk mitigation  services  currently include risk management and security,  investigations and litigation support,  and crisis management.  These engagements take  GlobalOptions  staff around the world and are typically highly sensitive  engagements where GlobalOptions is interacting with senior leaders in corporations  and  governments.  Its overall  mission is to identify,  evaluate, assess,  prevent and correct issues that may threaten  people,  organizations or strategic initiatives for corporations or governments.

STATEMENTS IN THIS PRESS RELEASE  REGARDING THE COMPANY'S  BUSINESS THAT ARE NOT
HISTORICAL  FACTS  ARE  "FORWARD-LOOKING  STATEMENTS"  THAT  INVOLVE  RISKS  AND
UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE
ON SUCH  FORWARD-LOOKING  STATEMENTS,  WHICH STATEMENTS ARE MADE PURSUANT TO THE
PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1994, AND AS SUCH, SPEAK ONLY AS OF
THE DATE  MADE.  TO THE  EXTENT  THE  CONTENT  OF THIS  PRESS  RELEASE  INCLUDES
FORWARD-LOOKING   STATEMENTS,  THEY  INVOLVE  VARIOUS  RISKS  AND  UNCERTAINTIES
INCLUDING THE  SUCCESSFUL  INTEGRATION  OF THE BUSINESS OF CBR AND THE CONTINUED
SUCCESSFUL IMPLEMENTATION OF THE COMPANY'S BUSINESS STRATEGY.

CERTAIN OF THESE RISKS AND UNCERTAINTIES  WILL BE DESCRIBED IN GREATER DETAIL IN
GLOBALOPTIONS'   FILINGS   WITH  THE   SECURITIES   AND   EXCHANGE   COMMISSION.
GLOBALOPTIONS  IS UNDER  NO  OBLIGATION  TO (AND  EXPRESSLY  DISCLAIMS  ANY SUCH
OBLIGATION  TO)  UPDATE OR ALTER ITS  FORWARD-LOOKING  STATEMENTS  WHETHER  AS A
RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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